PROSPECTUS SUPPLEMENT                          Filed pursuant to Rule 424(b)(5)
---------------------                          File No.33-48686

To Prospectus dated January 31, 1997

                                 $300,000,000
                               CABOT CORPORATION
                          SERIES A MEDIUM-TERM NOTES
              DUE FROM AND EXCEEDING 9 MONTHS FROM DATE OF ISSUE
                             _____________________

        Cabot Corporation ("Cabot") may offer from time to time up to $300,000,000 aggregate principal amount, or the equivalent thereof in other currencies, including composite currencies, of its Series A Medium-Term Notes (the "Notes") which will bear interest at fixed or variable rates ("Fixed Rate Notes" and "Floating Rate Notes," respectively), or will be sold at a discount and will not bear interest ("Zero Coupon Notes"). The interest rates on Fixed Rate Notes, the method of determining the interest rates on Floating Rate Notes, the issue prices of Zero Coupon Notes, the currencies (if other than U.S. dollars) in which Notes will be denominated, the dates of maturity and the redemption, repayment, sinking fund or amortization provisions, if any, of the Notes sold will be agreed to by Cabot and the purchasers thereof and will be set forth in pricing supplements (each a "Pricing Supplement") to this Prospectus Supplement. The Notes will have maturities from and exceeding 9 months from the date of issue. Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 or an integral multiple thereof. See "Series A Medium-Term Notes."

        Each Note will be represented by either a permanent global security (a "Global Note") registered in the name of The Depository Trust Company, as Depository (the "Depository"), or a nominee of the Depository (each such Note represented by a Global Note being referred to herein as a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to participants' interests) and its participants. Except as described below under "Book-Entry Notes," owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the "holders" thereof.

                             _____________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY
                  SUPPLEMENT THERETO. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

 ----------------------------------------------------------------------------------------
                  Price to               Agents'                      Proceeds to
                Public(1)(2)        Commissions(2)(3)                 Cabot(2)(3)
-----------------------------------------------------------------------------------------
PER NOTE..          100%             .125% TO .750%               99.875% TO 99.250%
-----------------------------------------------------------------------------------------
TOTAL.....      $300,000,000     $375,000 TO $2,250,000      $299,625,000 TO $297,750,000
-----------------------------------------------------------------------------------------

(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued at 100% of principal amount.
(2) Or the equivalent thereof in other currencies, including composite currencies.
(3) Cabot will pay a commission to Merrill Lynch & Co., Merrill Lynch,Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. or J.P. Morgan Securities Inc. (each, an "Agent" and collectively, the "Agents"), ranging from .125% to .750%, depending on the maturity of the Note, of the principal amount of any Note sold through such Agent, except that the commission payable by Cabot to the Agents with respect to Notes with maturities of greater than thirty years will be negotiated at the time Cabot issues such Notes. Cabot may also sell Notes to an Agent as principal for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by such Agent. Cabot may also sell Notes directly to investors on its own behalf, in which case no commission will be payable. Cabot has agreed to indemnify each Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                             _____________________

The Notes are being offered on a continuing basis by Cabot through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. In addition, the Notes may be sold to an Agent, as principal, for resale to investors and other purchasers. Cabot reserves the right to sell Notes directly on its own behalf in those jurisdictions where it is authorized to do so. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Agents have advised Cabot that they may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so. Cabot reserves the right to withdraw, cancel or modify the offer made hereby without notice. Cabot or the Agent that solicits any offer may reject such offer in whole or in part. See "Supplemental Plan of Distribution."

                             ____________________

MERRILL LYNCH & CO.
                             GOLDMAN, SACHS & CO.
                                                               J.P. MORGAN & CO.

                             ____________________

          The date of this Prospectus Supplement is January 31, 1997

                                USE OF PROCEEDS

   Except as may be otherwise stated in a Pricing Supplement, the net proceeds from the sale of the Notes offered hereby will be used to repay outstanding short-term borrowings and long-term debt, the interest rate and maturity of which (and the use of proceeds, if such borrowings or debt was incurred within one year from the sale of the Notes, except in the case of short-term borrowings used for working capital) will be described in the applicable Pricing Supplement.

                           SERIES A MEDIUM-TERM NOTES

   The following description of the particular terms of the Notes (which represent a series of, and are referred to in the accompanying Prospectus as, Securities) offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities set forth in the Prospectus, to which description reference is hereby made. The following description will apply to the Notes unless otherwise specifically provided in the applicable Pricing Supplement.

GENERAL

   The Notes offered hereby constitute part of a single series of Securities under an Indenture dated as of December 1, 1987 between Cabot and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented and modified by one or more supplemental indentures, including the First Supplemental Indenture dated as of June 17, 1992 and the Second Supplemental Indenture dated as of January 31, 1997 confirming that State Street Bank and Trust Company succeeded to The First National Bank of Boston as trustee (as so supplemented and modified, the "Indenture"), which series is limited in aggregate principal amount to $300,000,000. The Notes will mature on any day from and exceeding nine months from the date of issue, as selected by the purchaser and agreed to by Cabot, and may be subject to redemption or repayment if agreed to at the time of sale and set forth in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will not be subject to a sinking fund. Unless otherwise specified in the applicable Pricing Supplement, the Notes are issuable in denominations of $1,000 or an integral multiple thereof.

   The Notes will be unsecured and unsubordinated obligations of Cabot and will rank pari passu with all other unsecured and unsubordinated indebtedness of Cabot, including Cabot's 10 1/4% Notes due December 15, 1997 (of which $100,000,000 principal amount is outstanding) and various Series A Medium-Term Notes due from the year 2002 through 2022 with a weighted average interest rate of 8.07% (of which $105,000,000 principal amount is outstanding), which are two series of Securities (as defined in the Indenture) established by Cabot pursuant to the Indenture.

   Each Note will be represented by either a Book-Entry Note registered in the name of the Depository or a nominee thereof or a Certificated Note. Except as set forth below under "Book-Entry Notes," Book-Entry Notes will not be issuable in definitive form.

   The Notes will be offered on a continuous basis and sold in individual issues of Notes having such interest rate or interest rate formula, if any, maturity date and date of original issuance as shall be selected by the initial purchasers and agreed to by Cabot. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate (a Fixed Rate
Note), at a variable rate determined by reference to the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate, the Federal Funds Rate, or another interest rate basis or formula, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note (a Floating Rate Note), or will be sold at a discount and will not bear interest (a Zero Coupon Note). Interest rates offered by Cabot with respect to the Notes may differ depending upon the aggregate principal amount purchased in any single transaction. See "Interest Rate."

   In certain cases, Fixed Rate Notes or Floating Rate Notes may be considered to be issued at an original issue discount, with the result that for Federal income tax purposes cash basis holders may, in effect, be required to report interest in respect of the Notes on an accrual basis before the receipt of cash attributable thereto. For instance, under U.S. Treasury Regulations concerning original issue discount it is possible that the Notes may be treated as Notes issued with original issue discount where such Notes provide for a Maximum Rate (as defined below) or a Minimum Rate (as defined below) or such Notes bear interest initially at a fixed rate followed by a variable or other fixed rate that is not the same as the initial fixed rate. In addition, if Notes are issued between a Regular Record Date and the related Interest Payment Date so as to cause any accrual period to be longer than all other accrual periods, or if the interest payable with respect to a Note is not fixed (or tied to a simple objective index of market rates) and actually and unconditionally payable at fixed periodic intervals of one year or less during the entire term of the Notes, such Notes may be considered to be issued at an original issue discount. For the general tax consequences of Notes considered to be issued at an original issue discount, see "Summary of Tax Considerations." If the Notes are subject to the original issue discount Federal income tax rules in a manner materially different from those described herein, the applicable Pricing Supplement will discuss any such material Federal income tax consequences that would apply.

FOREIGN CURRENCIES

   Unless specified otherwise in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of (and premium, if any) and interest (if any) on the Notes will be made in U.S. dollars. If any of the Notes are to be denominated in a currency other than U.S. dollars, including a composite currency, or if the principal of (and premium, if any) and interest (if any) on any of the Notes is to be payable at the option of the holder or Cabot in a currency, including a composite currency, other than that in which such Note is denominated, the Pricing Supplement will specify the applicable currency (the "Specified Currency") and provide additional disclosure pertaining to the terms of such Notes and other matters of interest to the holders thereof.

INTEREST RATE

   Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note and Floating Rate Note will bear interest from its date of issue or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined by reference to the interest rate basis or formula, stated therein and in the applicable Pricing Supplement as agreed to by Cabot and the purchasers thereof, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity as specified below under "Payment of Principal and Interest; Transfer or Exchange."

   Fixed Rate Notes will bear interest at a fixed rate and Floating Rate Notes will bear interest at a variable rate determined by reference to an interest rate basis, which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier (each term as defined below). A Floating Rate Note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a "Maximum Rate"); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a "Minimum Rate"). The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note. Unless otherwise specified in the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banks in The City of New York are required or authorized by law or executive order to close; provided that if the Note is denominated in a Specified Currency other than U.S. dollars is also not a day on which banks are required or authorized by law or executive order to close in the financial center of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to LIBOR Notes, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in the designated LIBOR currency (as hereinafter defined) are transacted in the London interbank market. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

FIXED RATE NOTES

   The applicable Pricing Supplement relating to a Fixed Rate Note will specify a fixed rate of interest per annum payable on such Fixed Rate Note. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable semi-annually in arrears on June 15 and December 15 of each year and at maturity (or upon redemption or repayment).

FLOATING RATE NOTES

   The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note; (b) the Prime Rate, in which case such Note will be a Prime Rate Note; (c) LIBOR, in which case such Note will be a LIBOR Note; (d) the Treasury Rate, in which case such Note will be a Treasury Rate Note; (e) the CD Rate, in which case such Note will be a CD Rate Note; (f) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note; or (g) such other interest rate basis or formula as is set forth in such Pricing Supplement. The applicable Pricing Supplement for a Floating Rate Note will also specify, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Dates, the Interest Determination Dates and the Interest Reset Dates with respect to such Note.

   The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (with the first day of each such period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week (except as described below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect with respect to a Floating Rate Note on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date, subject in either case to any Maximum or Minimum Rate; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day with respect to such Floating Rate Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

   Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Rate Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Date") and for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

   All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

   In addition to any Maximum Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by Massachusetts law, as the same may be modified by United States law of general application. Under present Massachusetts law, the maximum rate of interest is 20% per annum on a simple interest basis, with certain exceptions.

   Unless otherwise provided in the applicable Pricing Supplement, State Street Bank and Trust Company will be the calculation agent (the "Calculation Agent") with respect to Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error. The "Calculation Date," where applicable, pertaining to any Interest Determination Date will be the earlier of (a) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day preceding the Applicable Interest Payment date or the maturity date (or date of redemption or repayment), as the case may be.

   Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and the Maximum Rate or Minimum Rate, if any), and will be payable on the dates, specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

   "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                     Money Market Yield = 100 X     360 X D
                                                    -------
                                                 360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

   Prime Rate Notes. Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and the Maximum Rate or Minimum Rate, if any), and will be payable on the dates, specified on the face of the Prime Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States Banks.

   LIBOR Notes. LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and the Maximum Rate or Minimum Rate, if any), and will be payable on the dates specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

      (i) On the relevant LIBOR Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 having the specified Index Maturity, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, which appears on the display on the Dow Jones Telerate Service (or any successor service) on page 3750 (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate Page 3750") as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If no offered rate appears, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below.

      (ii) With respect to a LIBOR Interest Determination Date on which no offered rate for the applicable Index Maturity appears on Telerate Page 3750, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars having the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately
   11.00 a.m., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the specified Index Maturity commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be the LIBOR in effect on such LIBOR Interest Determination Date.

   Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and the Maximum Rate or Minimum Rate, if any), and will be payable on the dates, specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Reset Date, the rate for the most recent auction on the relevant Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury bills") having the specified Index Maturity as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 a.m., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held during such week, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

   CD Rate Notes. CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and the Maximum Rate or Minimum Rate, if any), and will be payable on the dates specified on the face of the CD Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Reset Date, the rate on the relevant CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate

Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date.


   Federal Funds Rate Notes. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and the Maximum Rate or Minimum Rate, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on the relevant Federal Funds Rate Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 a.m., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates as of 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

ZERO COUPON NOTES

   Zero Coupon Notes will be offered at a substantial discount from their principal amount at maturity. There will be no periodic payments of interest. The calculation of the accrual of original issue discount (as discussed below under "Summary of Tax Considerations"), in the period during which a Zero Coupon Note remains outstanding, will be on a semi-annual bond equivalent basis using a year composed of twelve 30-day months. Upon maturity, original issue discount will cease to accrue on a Zero Coupon Note.

   If a bankruptcy proceeding is commenced in respect of Cabot, the claim of the holder of a Zero Coupon Note with respect to the principal amount thereof may, under Section 502(b)(2) of Title 11 of the United States Code, be limited to the issue price of the Zero Coupon Note plus that portion of the original issue discount that is amortized from the date of issue to the commencement of the proceeding.

PAYMENT OF PRINCIPAL AND INTEREST; TRANSFER OR EXCHANGE

   Interest will be payable to the person in whose name a Note is registered (which in the case of Global Notes representing Book-Entry Notes will be the Depository or a nominee of the Depository) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity (other than a maturity date which is also an Interest Payment Date) will be payable to the person to whom principal shall be payable (which in the case of Global Notes representing Book-Entry Notes will be the Depository or a nominee of the Depository). The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" with respect to any Floating Rate Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day, and the "Regular Record Date" with respect to any Fixed Rate Note shall be the June 1 and December 1 next preceding the June 15 and December 15 Interest Payment Dates.

   Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating-Rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement (each an "Interest Payment Date"), and in each case, at maturity. If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the next succeeding Business Day (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the immediately preceding Business Day). If the maturity date (or date of redemption or repayment) of any Floating Rate Note would otherwise fall on a day that is not a Business Day, the payment of principal, premium (if any) or interest (if any) will be made on the next succeeding Business Day. In such case, no interest will accrue on such payment for the period from and after such maturity date (or date of redemption or repayment). If any Interest Payment Date or the maturity date (or date of redemption or repayment) of a Fixed Rate Note falls on a day that is not a Business Day, the payment of principal, premium (if any) or interest (if any) will be made on the next succeeding Business Day. In such case, no interest will accrue on such payment for the period from and after such Interest Payment Date or the maturity date (or date of redemption or repayment), as the case may be.

   Payments of interest on any Fixed Rate Note or Floating Rate Note with respect to any Interest Payment Date will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid with respect to such Note), to but excluding such succeeding Interest Payment Date.

   With respect to a Floating Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from and including the date of issue, or from but excluding the last date to which interest has been paid, to and including the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360 day year of twelve 30-day months.

   Payment of the principal of (and premium, if any) and any interest (if any) due with respect to any Certificated Note at maturity will be made in immediately available funds upon surrender of such Certificated Note at the office of State Street Bank and Trust, N.A. in the City of New York or at the Corporate Trust Division of the Trustee in the City of Boston (each a "Paying Agent"), provided that the Certificated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes other than at maturity will be made by check mailed to the address of the holder entitled thereto as it appears in the Security Register or by wire transfer of immediately available funds to such account as may have been appropriately designated by such holder.

   The total amount of any principal, premium (if any) and interest (if any) due on any Global Note representing one or more Book-Entry Notes on any Interest Payment Date or at maturity will be made available to the Trustee on such date. The Trustee will promptly make such payments to the Depository. The Depository will allocate such payments to each Book-Entry Note represented by such Global
Note and make payments to the owners or holders thereof in accordance with its existing operating procedures. Neither Cabot nor the Trustee shall have any responsibility or liability for such payments by the Depository. So long as the Depository or its nominee is the registered owner of any Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Book-Entry Notes. Cabot understands, however, that under existing industry practice, the Depository will authorize the persons on whose behalf it holds a Global Note to exercise certain rights of holders of Securities. For a description of payment of principal of and any premium or interest on Book-Entry Notes, see "Book-Entry Notes" below.

   Unless otherwise specified in the applicable Pricing Supplement, payments of principal, premium (if any) and interest (if any) due on any Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, with respect to Notes denominated in ECUs, to an ECU account) or other jurisdiction acceptable to Cabot and the Trustee as shall have been designated on or prior to the relevant Regular Record Date or the date 15 days prior to maturity, as the case may be, by the registered holder of such Note on the relevant Regular Record Date or maturity; provided that, in the case of payment of principal, premium (if any) and interest (if any) due at maturity, the Note is presented to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at the Corporate Trust Division of the Trustee in The City of Boston and, unless revoked, any such designation made with respect to any Note by a registered holder will remain in effect with respect to any further payments with respect to such Note payable to such holder. If a payment with respect to any such Note cannot be made by wire transfer because a required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such designation, such payment will be made within five business five business Days of such receipt. Cabot will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holders of the Notes in respect of which payments are made. If the principal, premium (if any) or interest (if any) due on any Note payable in a Specified Currency is not available due to the imposition of exchange controls, or other circumstances beyond the control of Cabot, Cabot will be entitled to satisfy its obligations to holders of such Notes by making such payment in U.S. dollars on the basis of the most recently available exchange rate. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

   The transfer of Certificated Notes will be registrable, and Certificated Notes will be exchangeable for Certificated Notes bearing identical terms and provisions, at either the office of State Street Bank and Trust, N.A. in The City of New York or at the Corporate Trust Division of the Trustee in the City of Boston. Ownership interests in Book-Entry Notes will be shown on, and transfer thereof will be effected only through, records maintained by the Depository and its participants, and owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only in limited circumstances. See "Book-Entry Notes" below.

BOOK-ENTRY NOTES

     Cabot has established a depository arrangement with The Depository Trust Company (the "Depository")with respect to the Book-Entry Notes, the terms of which are summarized below. Any additional or differing terms of the depository arrangement with respect to the Book-Entry Notes will be described be in the applicable Pricing Supplement.

     Upon issuance, all Book-Entry Notes of like tenor and terms up to $300,000,000 aggregate principal amount will be represented by a single Global Note. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, the Depository and will be registered in the name of the Depository or a nominee of the Depository. No Global Note may be transferred except as a whole by a nominee of the Depository to the

Depository or to another nominee of the Depository, or by the Depository or such nominee to a successor of the Depository or a nominee of such successor.

     So long as the Depository or its nominee is the registered owner of a Global Note, the Depository or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the beneficial owners of the Global Note or Notes representing Book-Entry Notes will not be entitled to receive physical delivery of Certificated Notes and will not be considered the holders thereof for any purpose under the Indenture, and no Global Note representing Book-Entry Notes shall be exchangeable or transferable. Accordingly, each person owning a beneficial interest in such Global Note must rely on the procedures of the Depository and, if such beneficial owner is not an institution having an account with the Depository or its nominee ("Participant"), on the procedures of the Participant through which such beneficial owner owns its interest in order to exercise any rights of a holder under such Global Note or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Note representing Book-Entry Notes.

     Unless otherwise specified in the applicable Pricing Supplement, each Global Note representing Book-Entry Notes will be exchangeable for Certificated Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depository notifies Cabot that it is unwilling or unable to continue as Depository for the Global Notes, or Cabot becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act and, in any such case, Cabot shall not have appointed a successor to the Depository within 90 days thereafter, (ii) Cabot, in its sole discretion, determines that the Global Notes shall be exchangeable for Certificated Notes or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes under the Indenture and the beneficial owners representing a majority in principal amount of the Notes advise the Depository to cease acting as depository for the Notes. Upon any such exchange, the Certificated Notes shall be registered in the names of the beneficial owners of the Global Note or Notes representing Book-Entry Notes, which names shall be provided by the Depository's relevant Participants (as identified by the Depository) to the Trustee.

     The following is based on information furnished by the Depository:

     The Depository will act as securities depository for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (the Depository's partnership nominee). One fully registered Global Note will be issued for each issue of Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with the Depository. If, however, the aggregate principal amount of any issue exceeds $300,000,000, one Global Note will be issued with respect to each $300,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of such issue.

     The Depository is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository holds securities that its Participants deposit with the Depository. The Depository also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depository ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The Depository is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depository and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Book-Entry Notes under the Depository's system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on the Depository's records. The ownership interest of each actual purchaser of each Book-Entry Note represented by a Global Note ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Note representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Note representing Book-Entry Notes will not receive Certificated Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

     To facilitate subsequent transfers, all Global Notes representing Book-Entry Notes deposited by Participants with the Depository are registered in the name of the Depository's partnership nominee, Cede & Co. The deposit of Global Notes with the Depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository has no knowledge of the actual Beneficial Owners of the Global Notes representing the Book-Entry Notes; the Depository's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the Depository nor Cede & Co. will consent or vote with respect to the Global Notes representing the Book-Entry Notes. Under its usual procedures, the Depository mails an Omnibus Proxy to Cabot as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the Book-Entry Notes will be made to the Depository. The Depository's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the Trustee or Cabot, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depository is the responsibility of Cabot and the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depository, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

   A Beneficial Owner shall give notice of any option to elect to have its Book-Entry Notes repaid by Cabot, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Global Note or Notes representing such Book-Entry Notes, on the Depository's records, to the Trustee. The requirement for physical delivery Book-Entry Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights of the Global Note or Notes representing such Book-Entry Notes are transferred by Direct Participants on the Depository's records.

   The Depository may discontinue providing its services as securities depository with respect to the Book-Entry Notes at any time by giving reasonable notice to Cabot or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Certificated Notes are required to be printed and delivered.

   Cabot may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor securities depository). In that event, Certificated Notes will be printed and delivered.

   The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that Cabot believes to be reliable, but Cabot takes no responsibility for the accuracy thereof.

   None of Cabot, any Agent, the Trustee or the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records to such beneficial ownership interests.

                         SUMMARY OF TAX CONSIDERATIONS

   Certain Federal Income Tax Consequences. The following summary, applicable to a beneficial owner of a Note, is a general discussion of certain Federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary does not discuss all of the tax consequences that may be relevant to a particular investor in light of its circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (such as dealers in securities, banks, Individual Retirement Accounts and other tax-deferred accounts, life insurance companies, tax-exempt organizations and foreign taxpayers). It also does not discuss any aspects of state, local, foreign or other laws. It assumes that investors will hold the Notes as "capital assets" within the meaning of the Internal Revenue Code of 1986 as amended (the "Code"). Furthermore, the legal authorities on which the discussion is based may be changed at any time by legislative, judicial or administrative action, and any such changes may be retroactively applied in a manner that may result in United States Federal income tax consequences different from those discussed below. Any material United States Federal income tax considerations that are specially relevant to a particular issue of the Notes will be described in the applicable Pricing Supplement. Purchasers of the Notes are urged to consult their tax advisors regarding the consequences to them of purchasing, holding and disposing of Notes in light of their particular circumstances and regarding the effects of state, local or foreign tax laws to which they may be subject.

   Payments of Interest. Payments of interest on a Note will be taxable to a beneficial owner as ordinary interest income at the time such payments are accrued or are received in accordance with the beneficial owner's method of accounting for tax purposes.

   Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences of the ownership and disposition of Notes issued with or treated for Federal income tax purposes as issued with original issue discount ("Discount Notes"), such as the Zero Coupon Notes. This summary is based in part on an interpretation of final regulations issued by the Treasury Department (the "Regulations") relating to original issue discount. The Regulations are, however, ambiguous in certain respects and do not address certain aspects relating to the tax treatment of the Notes.

   Discount Notes will generally be issued at a discount from their principal amount. For Federal income tax purposes, the excess of the "stated redemption price at maturity" of the Note over its "issue price" constitutes original issue discount. The "issue price" of a Discount Note is generally the first price at which a substantial amount of such Notes is sold to the public and the issue price will not change if part of the issue is subsequently sold at a different price. The "stated redemption price at maturity" of a Discount Note is the total of all payments required to be made under the Discount Note other than "qualified stated interest payments." The term "qualified stated interest payments" means any one of a series of payments equal to the product of the outstanding principal balance of the Discount Note and a single fixed rate of interest, or a variable rate of interest that is a "qualified floating rate" that is actually and unconditionally payable at fixed periodic intervals of one year or less during the entire term of a Discount Note, including short periods. Under the Regulations, a "qualified floating rate" is an interest rate which is expected to measure through its variations the contemporaneous variations in the cost of newly borrowed funds. A "qualified floating rate" includes a variable rate that is adjusted by a fixed multiplier greater than 0.65 and not more than 1.35, that is increased or decreased by a fixed rate, and that is subject to a floor or cap on the interest rate that is fixed throughout the term of the debt. If the interest rate on a Note was not either a fixed rate or a qualified floating rate, the Note would be treated as having original issue discount. For example, under the Regulations, Notes which (i) bear interest at a variable rate not tied to an appropriate objective index of market rates (which would include a variable rate that is computed using an impermissible Spread or Spread Multiplier), or at a fixed rate (ii) bear interest at a fixed rate, which however, is not actually and unconditionally payable at fixed periodic intervals of one year or less during the entire term of the Notes would be treated as issued with original issue discount. For Discount Notes having only one payment date, the stated redemption price at maturity is the principal amount of such Notes. Unless a Discount Note is issued with less than a de minimis amount of original issue discount (defined as one quarter of one percent of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity), beneficial owners of Discount Notes (including cash method taxpayers) will be required to include original issue discount in gross income as ordinary income for federal income tax purposes before the receipt of cash attributable to such income.

   The amount of original issue discount required to be included in gross income for federal income tax purposes by a beneficial owner of a Discount Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year or portion of a taxable year on which such beneficial owner holds the Note ("accrued original issue discount"). The daily portion is determined by allocating to each day of the accrual period a pro rata portion of an amount equal to (a) the "adjusted issue price" of the note at the beginning of the "accrual period" multiplied by (b) the yield to maturity of the note (determined by compounding at the close of each accrual period and properly adjusted for any short accrual period), and reduced, but not below zero, by (c) the amount, if any, of qualified stated interest actually and unconditionally payable at least annually. The term "accrual period" means, in the case of a Discount Note that bears interest, the period between interest payment dates (including the period from the date of issue to the first payment date or from the last interest payment date prior to maturity to the date of maturity) or, in the case of a Discount Note that does not bear interest (such as a Zero Coupon
Note), each six-month period (or shorter period beginning on the issue date) ending on the date which corresponds to, or the date six months before, the maturity date of such Discount Note. The date of original issue of a Discount
Note is the date on which such Note is first issued to the public. The "adjusted issue price" of a Discount Note at the start of any accrual period is the issue price of such Note increased by the accrued original issue discount for each prior accrual period and decreased by any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, beneficial owners must include in gross income increasingly greater amounts of original issue discount in each successive accrual period, reflecting the compounding of the original issue discount from prior accrual periods.

   Short Term Notes. In general, a cash basis beneficial owner of any Discount Note that matures one year or less from the date of its issuance is not required to accrue original issue discount currently for United States Federal income tax purposes unless it elects to do so. Beneficial owners who report income for Federal income tax purposes under the accrual method and certain other beneficial owners, including banks and dealers in securities, are required to accrue the original issue discount on such short term Discount Notes on a straight-line basis unless an election is made to accrue the original issue discount under the constant yield method (based on daily compounding). In the case of a beneficial owner not required and not electing to include the original issue discount in income currently, any gain realized on the sale or exchange of the Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or alternatively, if elected, on a constant yield method (based on daily compounding) through the date of sale or maturity. Beneficial owners who are not required and do not elect to accrue the original issue discount on Discount Notes may be required to defer deductions for a portion of the interest on borrowings allocable to such Discount Notes until a corresponding amount of income is realized.

   The certificates representing any Notes issued at an original issue discount will set forth the issue price, the yield to maturity and the total amount of original issue discount attributable to such Note. In addition, Cabot will furnish annually to the Internal Revenue Service and to each beneficial owner information regarding the amount of the original issue discount attributable to that year. Purchasers are urged to consult their tax advisors regarding the particular original issue discount characteristics of the Note that is being purchased.

   Market Discount. If a beneficial owner purchases a Note, other than a Discount Note, for an amount that is less than its stated redemption price at maturity, or in the case of a Discount Note, for an amount that is less than the "revised issue price" of such Note as of the purchase date, the amount of the difference will be treated as "market discount" unless such difference is less than a specified de minimis amount (generally one-quarter of one percent of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity after the date of the acquisition). The "revised issue price" of a Note is the issue price of such Note, plus the original issue discount accrued prior to the beneficial owner's acquisition of such Note (without regard to any reduction in the original issue discount attributable to the payment of an acquisition premium). A beneficial owner will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or
(ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. If a Note is disposed of by gift or in certain nonrecognition transactions, accrued market discount will be recognized as if the Note had been sold for a price equal to its fair market value. Market discount will be considered to accrue ratably from the period from the date of acquisition to the maturity date of the Note, unless the beneficial owner irrevocably elects (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. In addition, such beneficial owner may be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry such Note until such beneficial owner disposes of such Note in a taxable transaction. However, a beneficial owner may elect to accrue such market discount on a current basis, in which event the rules described above regarding the treatment as ordinary income or gain upon the disposition of the Note and upon the receipt of certain cash payments and the limitations on the deductibility of interest will not apply.

   Acquisition Premium and Bond Premium. If the purchase price of a Note which is a Discount Note exceeds the adjusted issue price of the Note, but is less than or equal to the stated redemption price at maturity (reduced by the amount of certain payments other than qualified stated interest payments) of such Note, the beneficial owner will be considered to have paid an acquisition premium for such Note. If a beneficial owner of a Discount Note is considered to have paid an acquisition premium for such Note, such beneficial owner is allowed, in effect, to offset a portion of the original issue discount otherwise includable in income equal to that portion multiplied by a fraction the numerator of which is such acquisition premium and the denominator of which is the original issue discount for the period remaining after the purchase to maturity. If the purchase price of a Discount Note exceeds the stated redemption price at maturity of the Note (reduced by the amount of certain payments other than qualified stated interest payments), such beneficial owner should exclude any original issue discount from income.

   If the purchase price of a Note (including both Discount Notes and other Notes) exceeds the amount payable at maturity of such Note, such excess will be treated as bond premium. In such case, the beneficial owner may elect to amortize and deduct the bond premium under a constant yield method; the deduction is generally treated as an offset to interest income. Such deduction will be available only if the beneficial owner makes (or has made) a timely election which, if made, would apply to all debt instruments held or subsequently acquired by the electing beneficial owner and could not be revoked without permission from the Internal Revenue Service. The beneficial owner's tax basis in a Note is decreased by the amount of bond premium deducted. Purchasers of Notes with either acquisition premium or bond premium are urged to consult their tax advisors regarding the treatment of such premium.

   Sale, Exchange or Retirement. A beneficial owner of a Note issued at an original issue discount will recognize gain or loss on the sale, exchange or retirement of such Note equal to the difference between the amount realized from such sale, exchange or retirement (other than amounts attributable to accrued interest which is qualified stated interest, which will be taxable as interest) and the beneficial owner's adjusted tax basis in such Note. A beneficial owner's basis for determining gain or loss on the sale or other disposition of a Note will be increased by any original issue discount and any market discount included in such beneficial owner's gross income and reduced by any amortized premium as described above, and further reduced (but not below zero) by all payments on such Note (other than payments of qualified stated interest) received by the beneficial owner. Subject to the market discount rules described above and the rule with respect to original issue discount described below (see "Effect of Intention to Call the Discount Notes Before Maturity"), any gain or loss upon the sale, exchange or retirement of the Note (including a sale to Cabot) will generally be capital gain or loss, and will be long-term capital gain or loss if the beneficial owner's holding period for such Note is more than one year at the time of the disposition.

   Effect of Intention to Call the Discount Notes Before Maturity. If it is determined for any reason that at the time of the issuance of the Discount Notes Cabot had an intention to call the Discount Notes before maturity, then any gain realized on a sale or redemption of a Discount Note prior to maturity will be considered ordinary income to the extent of the original issue discount not previously included in the gross income of the selling or redeeming beneficial owner without regard to any reduction in the original issue discount attributable to the payment of an acquisition premium. If it is determined that Cabot did not have an intention to call the Discount Notes before maturity, then the entire gain or loss on the sale or redemption of a Discount Note will be capital gain or loss, provided that such Discount Note was a capital asset in the hands of the beneficial owner.

   Backup Withholding and Information Reporting. Federal income tax laws require that, to avoid backup withholding, each beneficial owner of a Note must either
(i) provide his correct taxpayer identification number (social security number or employer identification number) and certify under penalty of perjury that the taxpayer identification number provided is correct (or that such beneficial owner is awaiting a taxpayer identification number) and that (a) such beneficial owner has not been notified by the Internal Revenue Service that it is subject to backup withholding as a result of a failure to report all interest and dividends or (b) the Internal Revenue Service has notified such beneficial owner that it is no longer subject to backup withholding, or (ii) provide an adequate basis for exemption. Exempt beneficial owners (including, among others, corporations) are not subject to backup withholding and information reporting requirements but may be required to provide the information outlined above. If Cabot, its agent, a broker or any paying agent, as the case may be, is not provided with the correct taxpayer identification number or an adequate basis for exemption, the beneficial owner of a Note may be subject to a $50 penalty imposed by the Internal Revenue Service, and reportable payments, such as interest (including original issue discount) on the Notes, may be subject to backup withholding in an amount equal to 31% of such reportable payments. The amount of any backup withholding will be allowed as a credit against a beneficial owner's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. Information reporting will be made to the Internal Revenue Service, and to beneficial owners of record that are not exempted from the reporting requirements, annually or as otherwise required, with respect to interest paid and original issue discount accrued on the Notes.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

   The Notes are being offered on a continuing basis for sale by Cabot through the Agents, who have agreed to use their reasonable efforts to solicit offers to purchase the Notes. Cabot will pay the Agent through which a Note has been sold a commission, depending on the maturity of such Note, ranging from .125% to
 .750% of the principal amount of such Note. The commission payable by Cabot to the Agents with respect to Notes with maturities of greater than thirty years will be negotiated at the time Cabot issues such Notes.

   Cabot may also sell Notes to an Agent, as principal, for resale to investors and other purchasers at varying prices related to prevailing marked prices at the time of resale as determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. Notes may be resold by an Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions at a fixed offering price or at varying prices determined at the time of sale or may be resold to certain dealers as described below. After the initial public offering of the Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed. In addition, any Agent may offer the Notes it has purchased as principal to other dealers at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by the Agents from Cabot. Cabot has agreed to reimburse the Agents for certain expenses. Cabot reserves the right to sell Notes directly on its behalf in those jurisdictions where it is authorized to do so. No commission will be allowed or be payable on any sales made directly by Cabot.

   Cabot reserves the right to withdraw or modify the offer made hereby without notice and may reject any proposed purchase of Notes in whole or in part (whether placed directly with Cabot or through an Agent). An Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it.

   Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Cabot has agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

   The Notes will not be listed on any securities exchange. The Agents have advised Cabot that they may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so. There can be no assurance that there will be a secondary market for the Notes.

   Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement.

   The Agents and certain of their affiliates may, in the ordinary course of their respective businesses, engage in transactions with, and perform commercial banking, investment banking and other services for, Cabot and its affiliates.

                                 LEGAL OPINION

          The legality of the Offered Securities will be passed upon for Cabot by Robert Rothberg, Vice President and General Counsel, Cabot Corporation, 75 State Street, Boston, Massachusetts 02109. At the time of rendering his opinion as to the legality of the Offered Securities, Mr. Rothberg had a substantial interest in Cabot, as defined by the rules of the Securities and Exchange Commission, in that Mr. Rothberg owned 103,738 shares of Cabot's Common Stock, with a fair market value of in excess of $50,000.

PROSPECTUS
----------


                               CABOT CORPORATION

                                DEBT SECURITIES

                               _________________


        Cabot Corporation ("Cabot") may offer and sell from time to time in one or more series up to $300,000,000 aggregate principal amount of its unsubordinated, non-convertible, unsecured debt securities (the "Securities") on terms to be determined at the time of sale. The Prospectus Supplement (the "Prospectus Supplement") which will be issued in connection with each series of Securities to be offered will set forth the specific designation, the aggregate principal amount, the authorized denominations, the maturity, the initial public offering price, the rate and time of payment of interest, if any, any optional or mandatory redemption, the currency or composite currency in which the Securities shall be payable and any other specific terms of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities").



   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS OR ANY SUPPLEMENT HERETO.  ANY REPRESENT-
                 ATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        The Securities may be sold directly by Cabot, through agents of Cabot designated from time to time or through underwriters or dealers, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement with respect to such Offered Securities. Any agents, underwriters or dealers participating in the offering may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution" for possible indemnification arrangements for the agents, underwriters and dealers.

                             _____________________



                The date of this Prospectus is January 31, 1997

        IN CONNECTION WITH THE DISTRIBUTION OF THE OFFERED SECURITIES, THE UNDERWRITERS OR AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS IN THE OFFERED SECURITIES WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE OFFERED SECURITIES AT LEVELS OTHER THAN THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

        Cabot is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Cabot can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Cabot files its reports, proxy material and other information with the Commission through the Commission's EDGAR electronic filing system and such reports, proxy material and other information are contained on the Commission's Web site (http://www.sec.gov). Cabot is listed on the New York Stock Exchange and such reports and other information concerning Cabot can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. Cabot is also listed on the Boston Stock Exchange and the Pacific
Stock Exchange.

        Cabot has filed with the Commission a registration statement on Form S-3 with respect to the Securities (which, together with all amendments and exhibits, is herein referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by Cabot with the Commission (File No. 1-5667) are incorporated by reference in this Prospectus:

        1. Cabot's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed under Section 13 of the Exchange Act, as amended by a Form 10-K/A dated January 31, 1997.

        2. Cabot's Current Report on Form 8-K filed with the Commission on July 17, 1992.

        All reports and other documents subsequently filed by Cabot pursuant to Sections 13, 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed incorporated by reference herein and to be part hereof from the date of filing of such report and documents.

        Any statement contained in a report or document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Cabot will provide without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the information described above that has been incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such information should be directed to Thomas W. McNaughton, Jr., Director, Investor Relations, Cabot Corporation, 75 State Street, Boston, Massachusetts 02109; telephone number (617) 342-6244.

                                  THE COMPANY

        Cabot Corporation, a Delaware corporation, has its principal executive offices at 75 State Street, Boston, Massachusetts 02109-1806 (telephone: (617) 345-0100). Unless the context requires otherwise, the term "Company" means Cabot Corporation and its consolidated subsidiaries, and the term "Cabot" means Cabot Corporation.

        Cabot's business was founded in 1882 and incorporated in the State of Delaware in 1960. The Company is a global corporation with businesses in specialty chemicals and materials and in liquefied natural gas ("LNG"). The Company has facilities in the United States and 21 other countries. The Specialty Chemicals and Materials Group manufactures carbon black, spcecial blacks, fumed silica, high purity polishing compounds, thermoplastic concentrates and specialty compounds, and electronic materials and refractory metals. Carbon black is a very fine black powder used as a reinforcing agent in tires and industrial rubber products such as extruded profiles, hoses and molded goods. Special blacks are used to provide pigmentation, conductivity and ultraviolet protection and for other purposes in many specialty applications such as inks, plastics, cables and coatings. Fumed silica is an ultra-fine, high-purity silica used as a reinforcing, thickening, suspending or anti-caking agent in a wide variety of products for the automotive, construction and consumer industries, including adhesives, cosmetics, inks, lubricants, paints and pharmaceuticals. High-purity polishing compounds, made by the Company from fumed metal oxides and a variety of chemistries, are used in the manufacture of wafers, chips and other electronic devices by the semiconductor industry. The Company produces black and white thermoplastics concentrates and specialty compounds for sale to plastic resin producers and the plastics processing industry. The major applications for these materials include plastic pipe and tubing, plastic packaging and agricultural film, automotive components, cable sheathing and special packaging for use in the electronics industry. The Company also produces tantalum in various forms including powder and wire for electronic capacitors. Both tantalum and niobium and their alloys are produced by the Company in wrought form for non-electronic applications such as chemical process equipment and the production of superalloys, and for various other industrial, aerospace and medical applications. After restructuring the Company's safety products and specialty composites business in July 1995, the Company maintains an approximately 42.5% ownership interest in Aearo Corporation. Aearo Corporation manufactures and sells personal safety products, as well as energy absorbing, vibration damping and impact absorbing products for industrial noise control and environmental enhancement.

        The business of the Company's LNG subsidiaries is the purchase, transportation, terminalling and sale of liquefied natural gas.

                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for the Company for each of the last five years ended September 30, 1996 and for the three months ended December 31, 1996. For the purpose of calculating such ratio, "earnings" consist of income from continuing operations before income taxes and fixed charges, plus dividends from companies carried at equity. "Fixed charges" consist of interest, amortization of debt discount and expense, and the portion of rentals for rental and personal properties representing an interest factor.

                            Year Ended September 30,     Three Months Ended
------------------------------------------------------
1992      1993      1994      1995         1996          December 31, 1996
----      ----      ----      ----         ----          -----------------
3.34      2.51      3.61      7.51         7.25                4.41

                                USE OF PROCEEDS

        The net proceeds from the sale of the Offered Securities will be used for the purposes specified in the Prospectus Supplement which may include, but are not limited to, being added to the Company's general funds and being used for general corporate purposes, including the repayment or refinancing of long and short-term debt, and pending such use, the proceeds may be temporarily invested in short-term securities.

                           DESCRIPTION OF SECURITIES

        The Securities are to be issued under an Indenture dated as of December 1, 1987 between Cabot and State Street Bank and Trust Company, as trustee
(the "Trustee"), as amended and supplemented by one or more supplemental indentures (as so amended and supplemented, the "Indenture"). A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of the Indenture does not purport to be complete and is qualified in its entirety by reference thereto. Reference is made to particular provisions of the Indenture, such provisions, including definitions of certain terms, are incorporated herein by reference.

GENERAL

        Reference is made to the Prospectus Supplement for the terms of the Offered Securities: (1) the aggregate principal amount of the Offered Securities; (2) the percentage of their principal amount at which the Offered Securities will be issued, if issued at a discount from their principal amount;
(3) the date on which the Offered Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, or the method by which such interest rates will be determined; (5) the times at which such interest, if any, will be payable; (6) the date, if any, after which the Offered Securities may be redeemed at the option of Cabot or the Holder (as defined in the Indenture) and the redemption price; (7) the terms of any redemption, whether mandatory or optional; (8) the denominations in which the Offered Securities are authorized to be issued; (9) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium, if any) and interest (if any) on such Offered Securities shall be payable; and (10) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture.

        Except as otherwise provided in the Prospectus Supplement, the Offered Securities will be issued in fully registered form only, in denominations set forth in the Prospectus Supplement, and may be transferred or exchanged upon payment of a fee, if applicable, to cover any tax or other governmental charge in connection therewith (Section 2.06 of the Indenture). Except as otherwise provided in the Prospectus Supplement, principal, premium (if any) and interest (if any) will be payable, and the Offered Securities may be exchanged or transferred, at the principal office of the Trustee in Boston, Massachusetts, or at a paying agency maintained by Cabot, except that, at Cabot's option, interest may be paid by its check mailed to the registered Holders of the Offered Securities (Sections 2.03 and 4.02 of the Indenture).

        The Indenture provides that, in addition to any Securities offered hereby, additional debt securities may be issued thereunder, without limitation as to the aggregate principal amount. The Indenture does not limit the incurrence by the Company of other unsecured debt and unsubordinated debt and does not limit the incurrence of secured debt by subsidiaries of Cabot which are not Restricted Subsidiaries (as defined below). As of the date of this Prospectus, Cabot has previously issued an aggregate of $150,000,000 of its 9 7/8% Notes due December 15, 1994 (since repaid), $100,000,000 of its 10 1/4% Notes due December 15, 1997 and $105,000,000 of various Series A Medium-Term Notes due from the year 2002 to the year 2022 with a weighted average interest rate of 8.07% under the Indenture. The Securities will be unsecured obligations of Cabot and will rank equally with other unsecured and unsubordinated debt of Cabot (if any).

        The Securities are unsecured obligations exclusively of Cabot. Cabot's source of payment of the Securities are revenues from operations conducted directly by it and advances and dividends from its subsidiaries. Because a material amount of Cabot's consolidated assets and revenues are accounted for by its subsidiaries, Cabot's cash flow and consequent ability to service its debt (including the Securities) are dependent upon the earnings of such subsidiaries and other companies in which Cabot has investments and the distribution of those earnings to Cabot. To the extent Cabot must rely on earnings of its subsidiaries and other companies in which it has an investment to pay amounts owed on the Securities, the Securities will be effectively subordinated to all liabilities, including trade payables, of Cabot's subsidiaries and such other companies, except to the extent that claims of Cabot itself as a creditor of such companies may be recognized.

PERMANENT GLOBAL SECURITIES

        If any Securities of a series are issuable in permanent global form, the Prospectus Supplement relating thereto will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and like tenor of any authorized form and denomination. A person having a beneficial interest in a permanent global Security will, except with respect to payment of premium (if any) and interest (if any) on such permanent global Security, be treated as a holder of such principal amount of outstanding Securities represented by such permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security. Principal of and premium (if any) and interest (if any) on a permanent global Security will be payable in the manner described in the Prospectus Supplement relating thereto.

CERTAIN DEFINED TERMS

        The following terms are defined in more detail in Section 4.01 of the
Indenture:

        "Consolidated Net Tangible Assets" means total assets of Cabot and its Restricted Subsidiaries less (1) total current liabilities (excluding long-term debt due within 12 months), (2) certain intangibles and (3) equity in and net advances to subsidiaries that are not Restricted Subsidiaries.

        "Debt" means debt for money borrowed and guarantees of such debt but excludes non-recourse debt for money borrowed incurred to (1) develop or exploit oil, gas, or other mineral property, and (2) except with respect to the Outstanding Notes, develop electrical generating facilities.

        "Exempted Debt" means the total of the following incurred after December 1, 1987: (1) the outstanding principal amount of Debt of Cabot and its Restricted Subsidiaries secured by any Lien other than a Lien permitted under clauses (1) through (9) below under the subcaption "Limitations on Liens," and
(2) the aggregate present value of rent due under leases of Cabot and its Restricted Subsidiaries for the remaining term of such leases, other than rent arising from a permitted Sale-Leaseback Transaction described in clauses (1) through (4) below under the subcaption "Limitation on Sale and Leaseback."

        "Lien" means any mortgage, pledge, security interest, or lien.

        "Principal Property" means (1) real property, plants or buildings, owned or leased by Cabot or a Restricted Subsidiary located in the United States with a gross book value, excluding depreciation, in excess of 2% of Consolidated Net Tangible Assets, (2) majority working interests in oil and gas properties located in the United States owned by Cabot or a Restricted Subsidiary which are classified by Cabot or such Restricted Subsidiary as capable of producing commercial quantities from existing production, gathering and transporting facilities and (3) any other property designated as such.

        "Restricted Property" means Principal Property and Debt or stock of a Restricted Subsidiary.

        "Restricted Subsidiary" means a subsidiary the assets of which are primarily located in, or the business of which is primarily carried on in, the United States (except Cabot's subsidiaries engaged in the liquefied natural gas business), that is not engaged in certain businesses of finance, real estate or insurance, and any subsidiary that may be designated in the future as a Restricted Subsidiary by Cabot's Board of Directors.

        "Sale-Leaseback Transaction" means an arrangement pursuant to which Cabot or a Restricted Subsidiary transfers Principal Property to a third person and leases it back from such person.

CERTAIN COVENANTS

        Unless otherwise provided in the Prospectus Supplement, the following covenants of Cabot described under this caption are applicable to Securities of all series issued under the Indenture. The covenants in the Indenture apply to Cabot and its Restricted Subsidiaries. Less than a majority of Cabot's consolidated assets are accounted for by Cabot and its Restricted Subsidiaries.

        Limitation on Liens. Cabot may not, and may not permit any Restricted Subsidiary to, incur a Lien on Restricted Property to secure a Debt without making effective provision to secure the Securities equally and ratably with such Debt unless: (1) the Lien is on such Property at the time the corporation becomes a Restricted Subsidiary; (2) the Lien is on such Property at the time Cabot or a Restricted Subsidiary acquires or leases such Property; (3) the Lien secures Debt incurred to finance all or some of the purchase price or cost of construction or improvement of property of Cabot or a Restricted Subsidiary (including substantially unimproved real property of Cabot or a Restricted Subsidiary); (4) the Lien secures a Debt of a Restricted Subsidiary owing to Cabot or another wholly owned Restricted Subsidiary; (5) the Lien is on property of a corporation at the time the corporation merges into or consolidates with Cabot or a Restricted Subsidiary; (6) the Lien is on property of a person at the time the person transfers or leases all or substantially all of its assets to Cabot or a Restricted Subsidiary; (7) the Lien is in favor of a government or governmental entity and secures (i) payment pursuant to a contract or statute, or (ii) Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien; (8) the Lien extends, renews, refunds or replaces in whole or in part a Lien referred to in clauses (1) through (7) above; or (9) the Lien is on oil, gas or other mineral property or on products or by-products produced or extracted from that property to secure non-recourse Debt or, except with respect to the Outstanding Notes, is on any electrical generating facility to secure non-recourse debt. Notwithstanding the above provisions, Cabot and any Restricted Subsidiary may, without equally and ratably securing the Securities, grant a Lien securing Debt which would otherwise be prohibited by the limitations described above if, at the time of granting such Lien and after giving effect to any Debt secured by such Lien, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets (Section
4.03 of the Indenture).

        Limitation on Sale and Leaseback. Cabot may not, and may not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction unless: (1) the lease has a term including renewal rights of three years or less; (2) the lease is between Cabot and a Restricted Subsidiary or between Restricted Subsidiaries; (3) Cabot or the Restricted Subsidiary, pursuant to clause (3) or
(7) contained under the subcaption "Limitation on Liens" above, could create a Lien on the Property to secure Debt; or (4) Cabot or a Restricted Subsidiary receiving the proceeds from such Sale-Leaseback Transaction, within 180 days after it is consummated, applies, or commits to apply, the proceeds or, if greater, the fair market value of the property as determined by Cabot's Board of Directors, to (a) the acquisition of Restricted Property, including the acquisition, construction, development or improvement of Principal Property, or
(b) if permitted by the terms thereof, the redemption of securities of any series under the redemption provisions of the Indenture and such securities or the retirement or redemption of other Long-Term Debt of Cabot or a Restricted Subsidiary. However, no credit may be received for (i) the retirement of other Long-Term Debt at maturity or the redemption of securities or other Long-Term Debt pursuant to any mandatory redemption provision; or (ii) the retirement or redemption of any Long-Term Debt that is subordinated or junior to the securities or owed by Cabot to a Restricted Subsidiary. Notwithstanding the above prohibitions, Cabot and any Restricted Subsidiary may enter into a Sale-Leaseback Transaction if, at the time of entering into the transaction and after giving effect to it, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets (Section 4.04 of the Indenture).

        Limitation on Sale or Transfer of Restricted Property. Cabot may not, and it may not permit any Restricted Subsidiary to, sell any Restricted Property to an Unrestricted Subsidiary unless it applies, or commits to apply, an amount equal to the fair market value of such Restricted Property at the time of such sale or transfer, as determined by the Board of Directors of Cabot, within 18 months after the effective date of the transaction, to the acquisition of Restricted Property or the optional redemption of the Securities of any series (if permitted by the terms of such series) or the retirement or redemption of other Long-Term Debt of Cabot or a Restricted Subsidiary, in the same manner as described above under the subcaption "Limitation on Sale and Leaseback" and subject to the same limitations and conditions, other than the provision of the last sentence under said subparagraph (Section 4.05 of the Indenture).


CONSOLIDATION, MERGER OR SALE OF ASSETS

        Cabot may not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless (i) the successor corporation assumes all of the obligations of Cabot under the Indenture and Securities, (ii) immediately after giving effect to the transaction, no Default would occur and be continuing, and (iii) the surviving corporation is organized under the laws of the United States or any

State (the term Default includes Events of Default specified below with grace periods). Thereafter all such obligations of Cabot terminate (Section 5.01 of the Indenture).

        If upon any such consolidation, merger or transfer, any Principal Property would become subject to an attaching Lien that secures Debt, then prior to such event Cabot must secure the Securities by a direct Lien on such Principal Property. The direct Lien may equally and ratably secure the Securities and any other obligation of Cabot or a Subsidiary entitled to such security. However, Cabot need not so secure the Securities if (1) the attaching Lien is permitted under any of clauses (1) through (9) described under the subcaption "Limitation on Liens"; or (2) Cabot or a Restricted Subsidiary could incur Debt secured by a Lien otherwise subject to the limitations described under the subcaption "Limitation on Liens," because after giving effect to such Debt, Exempted Debt would not exceed 10% of Consolidated Net Tangible Assets (Section 5.02 of the Indenture).


EVENTS OF DEFAULT AND NOTICE THEREOF

        The following are defined in the Indenture as "Events of Default" with respect to any series of Securities then outstanding: failure to pay interest when due on such series, continued for thirty days; failure to pay principal (other than a sinking fund payment) or any premium when due on such series; failure to make any sinking fund payment when due on such series, continued for 10 days; failure to comply with any of Cabot's other agreements in the Indenture or Securities for 90 days after notice by the Trustee or Holders of at least 25% in principal amount of Securities of such series then outstanding; default by Cabot or a Restricted Subsidiary under an agreement for money borrowed (including the Indenture) in excess of $25,000,000 (or under an agreement for money borrowed in excess of $5,000,000 in the case of Outstanding Notes) resulting in the acceleration of the due date of such debt, if not cured; and certain events of bankruptcy or insolvency of Cabot (Section 6.01 of the Indenture). If an Event of Default occurs and is continuing with respect to any series of Securities, the Trustee or the Holders owning at least 25% in principal amount of the Securities of such series then outstanding may declare the principal of and accrued interest on the Securities of the respective series (or, if any of the Securities of that series are original issue discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) to be due and payable immediately, but the Holders of a majority in principal amount of such series of Securities then outstanding may, subject to certain conditions, rescind such declaration if the default is cured (Section 6.02 of the Indenture).

        The Indenture provides that, with respect to each series, the Trustee shall, within 90 days after the occurrence of a Default known to it, give Holders of the Securities notice of Default; however, the Trustee may withhold from Holders of the Securities notice of any continuing Default (except a Default in the payment of principal, interest or premium, if any) if it determines that withholding notice is in their interest (Section 7.05 of the Indenture).

        Holders of the Securities of any series may not enforce the Indenture or the Securities of such series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it from the Holders requesting the Trustee to enforce the Indenture or Securities before doing so (Section 6.06 of the Indenture). With respect to any series, Holders owning a majority in principal amount of the Securities of that series then outstanding may waive existing past Events of Default with respect to such series except a default in the payment of principal, premium, if any, or interest on any of the Securities of such series (Section 6.04 of the Indenture). Holders of a majority in principal amount of the Securities of a series then outstanding shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that series (Section 6.05 of the Indenture).

        The Indenture provides that Cabot must file annually with the Trustee a statement regarding compliance with the terms of the Indenture with respect to each series outstanding and specifying any default of which the signers may have knowledge (Section 4.07 of the Indenture).

MODIFICATION OF THE INDENTURE

        The Indenture provides that Cabot and the Trustee may amend or supplement the Indenture for various purposes not inconsistent with the terms of the Indenture, but none of such changes may adversely affect the rights of any Holder. The Indenture further provides that Cabot and the Trustee may, with the consent of Holders of at least 66 2/3% in principal amount of the Securities of a series then outstanding, amend the Indenture with respect to that series, except that no amendment may, without the consent of each Holder affected, (i) reduce the aforesaid percentage below 66 2/3%, (ii) modify the terms of payment of principal of, premium, if any, or interest on any Security or (iii) waive a default in the payment of the principal of, premium, if any, or interest on any Security (Article 9 of the Indenture).


DEFEASANCE

        The Indenture provides that Cabot, at its option, may terminate all of its obligations under the Securities of any or all series and under the Indenture with respect to such series (except for certain obligations regarding the transfer and exchange of such Securities, the obligation to pay amounts due under such Securities and certain obligations relating to the Trustee) if Cabot
(i) irrevocably deposits in trust with the Trustee money or direct obligations of the United States of America sufficient to pay all principal of (including any mandatory sinking funds payments) and interest and premium, if any, on such Securities to maturity or redemption, and (ii) delivers to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such Securities to recognize income, gain or loss for federal income tax purposes. (Section 8.01 of the Indenture)


TRUSTEE

        The Trustee may resign or be removed with respect to one or more series of Securities and a successor Trustee may be appointed to act with respect to such one or more series. In the event that there shall be two or more persons acting as Trustee with respect to different series of Securities, each such Trustee shall be a trustee of a trust or trusts under the Indenture separate and apart from the trust or trusts administered by any other such Trustee, and any action taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Securities for which it is acting as Trustee (Section 7.08 of the Indenture).


CONCERNING THE TRUSTEE

        State Street Bank and Trust Company, as Trustee under the Indenture, is also trustee under another indenture involving an industrial revenue bond financing in the principal amount of $1,000,000 by Cabot, acts as registrar and transfer agent for Cabot, makes pooling credit commitments to, and performs other services for, Cabot in the normal course of business.


                              PLAN OF DISTRIBUTION

        Cabot may sell Securities to or through one or more underwriters or dealers, through agents, or directly to other purchasers. Such underwriters may offer the Securities on a best-efforts or a firm-commitment basis. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or in one or more transactions pursuant to which the Securities are exchanged for other outstanding securities of Cabot or its subsidiaries. Each Prospectus Supplement will describe the method of distribution of the Securities.

        In connection with the sale of Securities, underwriters, dealers or agents acting on behalf of Cabot may receive compensation from Cabot or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions, commissions, which will be described in the applicable Prospectus

Supplement. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

        The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the Offered Securities.

        If so indicated in the Prospectus Supplement, Cabot will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Offered Securities from Cabot at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of Cabot. The obligations of any purchaser under any such delayed delivery contract will not be subject to any conditions except that
(i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also to be sold to underwriters, Cabot shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers or agents will not have any responsibility in respect to the validity or performance of such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with Cabot to indemnification by Cabot against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such persons may be required to make in respect thereof.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, Cabot in the ordinary course of business.


                                LEGAL OPINION

        The legality of the Offered Securities will be passed upon for Cabot by Robert Rothberg, Esq., Vice President and the General Counsel, of Cabot Corporation, 75 State Street, Boston, Massachusetts 02109. At the time of rendering his opinion as to the legality of the Offered Securities, Mr. Rothberg had a substantial interest in Cabot, as defined by the rules of the Commission, in that Mr. Rothberg owned 103,738 shares of Cabot's Common Stock, with a fair market value of in excess of $50,000.


                                    EXPERTS

        The consolidated balance sheets of the Company as of September 30, 1996 and 1995 and the related consolidated statements of operations and cash flows for each of the three years in the period ended September 30, 1996, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
================================================================================


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE PROSPECTUS NOR THE PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE THEREOF OR HEREOF OR THAT THE INFORMATION CONTAINED THEREIN OR HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS RESPECTIVE DATE.

                                _______________


                    TABLE OF CONTENTS
                                                Page
                                                ----

                   PROSPECTUS SUPPLEMENT



Use of Proceeds................................ S- 2
Series A Medium-Term Notes..................... S- 2
Summary of Tax Considerations.................. S-13
Supplemental Plan of Distribution.............. S-16
Legal Opinion.................................. S-17

                      PROSPECTUS


Available Information..........................   2
Incorporation of Certain Documents
  by Reference.................................   2
The Company....................................   3
Ratio of Earnings to Fixed Charges.............   3
Use of Proceeds................................   3
Description of Securities......................   4
Plan of Distribution...........................   8
Legal Opinion..................................   9
Experts........................................   9
================================================================================
--------------------------------------------------------------------------------



================================================================================
--------------------------------------------------------------------------------




                                  $300,000,000








                               CABOT CORPORATION



                           SERIES A MEDIUM-TERM NOTES



                                   ----------
                                   PROSPECTUS
                                   SUPPLEMENT
                                   ----------



                              MERRILL LYNCH & CO.
                             GOLDMAN, SACHS & CO.
                               J.P. MORGAN & CO.





                               JANUARY 31, 1997

--------------------------------------------------------------------------------
================================================================================

                                                Filed pursuant to Rule 424(b)(5)
                                                File No. 33-48686


Pricing Supplement No. 1 Dated  February 6, 1997 (to Prospectus
Supplement dated January 31, 1997 and Prospectus dated January 31, 1997)


                               CABOT CORPORATION

                          Series A Medium-Term Notes

                                  Fixed Rate

                                     Due

                               February 11, 2011

         _____________________________________________________________


Original Issue Price: $15,000,000
Principal Amount (if different than Original Issue Price): _____
Purchasing Agent's discount or commission (%): .625%
Net Proceeds to the Company (%): $14,906,250
Settlement Date (Original Issue Date): February 11, 1997


Fixed Rate Medium-Term Note:

     Interest Rate: 7.26%
     Interest Payment Dates:
          June 15
          December 15
     Regular Record Dates:
          June 1
          December 1
     Maturity Date: February 11, 2011
     Specified Currency: USD
     Exchange Rate Agent: N/A
     Minimum Denominations (other than $1,000): N/A
        (Applicable only if Specified
         Currency is other than U.S. Dollars)
     Total Amount of OID: N/A
     Yield to Maturity: N/A
     Initial Accrual Period OID: N/A
     Initial Redemption Date: N/A
     Redemption Prices: N/A

     Option to Elect Repayment:
      [ ] Yes[X] No
     Optional Repayment Date(s): N/A
     Book Entry     X
                  -----
     Certificated _____
     Other Terms:

                                                Filed pursuant to Rule 424(b)(5)
                                                File No. 33-48686


Pricing Supplement No. 2 Dated  February 6, 1997 (to Prospectus
Supplement dated January 31, 1997 and Prospectus dated January 31, 1997)


                               CABOT CORPORATION

                          Series A Medium-Term Notes

                                  Fixed Rate

                                     Due

                               February 11, 2009

         _____________________________________________________________


Original Issue Price: $30,000,000
Principal Amount (if different than Original Issue Price): _____
Purchasing Agent's discount or commission (%): .625%
Net Proceeds to the Company (%): $29,812,500
Settlement Date (Original Issue Date): February 11, 1997


Fixed Rate Medium-Term Note:

     Interest Rate: 7.18%
     Interest Payment Dates:
          June 15
          December 15
     Regular Record Dates:
          June 1
          December 1
     Maturity Date: February 11, 2009
     Specified Currency: USD
     Exchange Rate Agent: N/A
     Minimum Denominations (other than $1,000): N/A
        (Applicable only if Specified
         Currency is other than U.S. Dollars)
     Total Amount of OID: N/A
     Yield to Maturity: N/A
     Initial Accrual Period OID: N/A
     Initial Redemption Date: N/A
     Redemption Prices: N/A

     Option to Elect Repayment:
      [ ] Yes[X] No
     Optional Repayment Date(s):
     Book Entry     X
                  -----
     Certificated _____
     Other Terms:

                                                Filed pursuant to Rule 424(b)(5)
                                                File No. 33-48686


Pricing Supplement No. 3 Dated  February 6, 1997 (to Prospectus
Supplement dated January 31, 1997 and Prospectus dated January 31, 1997)


                               CABOT CORPORATION

                          Series A Medium-Term Notes

                                  Fixed Rate

                                     Due

                               February 12, 2007

         _____________________________________________________________


Original Issue Price: $30,000,000
Principal Amount (if different than Original Issue Price): _____
Purchasing Agent's discount or commission (%): .625%
Net Proceeds to the Company (%): $29,812,500
Settlement Date (Original Issue Date): February 11, 1997


Fixed Rate Medium-Term Note:

     Interest Rate: 7.08%
     Interest Payment Dates:
          June 15
          December 15
     Regular Record Dates:
          June 1
          December 1
     Maturity Date: February 12, 2007
     Specified Currency: USD
     Exchange Rate Agent: N/A
     Minimum Denominations (other than $1,000): N/A
        (Applicable only if Specified
         Currency is other than U.S. Dollars)
     Total Amount of OID: N/A
     Yield to Maturity: N/A
     Initial Accrual Period OID: N/A
     Initial Redemption Date: N/A
     Redemption Prices: N/A

     Option to Elect Repayment:
      [ ] Yes[X] No
     Optional Repayment Date(s):
     Book Entry     X
                  -----
     Certificated _____
     Other Terms:

                                                Filed pursuant to Rule 424(b)(5)
                                                File No. 33-48686


Pricing Supplement No. 4 Dated  February 6, 1997 (to Prospectus
Supplement dated January 31, 1997 and Prospectus dated January 31, 1997)


                               CABOT CORPORATION

                          Series A Medium-Term Notes

                                  Fixed Rate

                                     Due

                               February 11, 2004

         _____________________________________________________________


Original Issue Price: $15,000,000
Principal Amount (if different than Original Issue Price): _____
Purchasing Agent's discount or commission (%): .60%
Net Proceeds to the Company (%): $14,910,000
Settlement Date (Original Issue Date): February 11, 1997


Fixed Rate Medium-Term Note:

     Interest Rate: 6.90%
     Interest Payment Dates:
          June 15
          December 15
     Regular Record Dates:
          June 1
          December 1
     Maturity Date: February 11, 2004
     Specified Currency: USD
     Exchange Rate Agent: N/A
     Minimum Denominations (other than $1,000): N/A
        (Applicable only if Specified
         Currency is other than U.S. Dollars)
     Total Amount of OID: N/A
     Yield to Maturity: N/A
     Initial Accrual Period OID: N/A
     Initial Redemption Date: N/A
     Redemption Prices: N/A

     Option to Elect Repayment:
      [ ] Yes[X] No
     Optional Repayment Date(s):
     Book Entry     X
                  -----
     Certificated _____
     Other Terms: